SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 5, 2006 (April 5, 2006)

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 5, 2006, Millennium Biotechnologies Group, Inc. (the “Company”) issued a press release announcing it had entered into a letter of intent with Aisling Capital II, LP (“Aisling”), which, if consummated, would result in the sale by the Company’s wholly owned subsidiary of all of the assets used in the Company’s nutraceutical business to a newly formed company controlled by Aisling in exchange for shares of common stock of the new company. The newly formed company would be initially capitalized by the issuance to Aisling of $15 million in convertible preferred stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. For a further description of the proposed transaction please see the letter of intent which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The letter of intent is nonbinding and is subject to various conditions, including completion of due diligence by Aisling and approval by the Company’s stockholders.

Upon and subject to the execution of a definitive agreement regarding the sale of its assets and the formation and capitalization of the new company (the “Proposed Transaction”), the Company plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement which will contain information about the Company, the Proposed Transaction and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the Proposed Transaction. In addition to receiving the proxy statement from the Company by mail, stockholders also will be able to obtain the proxy statement, as well as other filings containing information about Millennium, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov). This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of the Company. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Proposed Transaction. Information regarding any interests that the Company’s executive officers and directors may have in the Proposed Transaction will be set forth in the proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release of Millennium Biotechnologies Group, Inc., dated April 5, 2006
99.2	Letter of Intent, among Millennium Biotechnologies Group, Inc., Millennium Biotechnologies Inc., Aisling Capital II, LP, dated April 5, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2006

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

/s/ Jerry E. Swon
Name: Jerry E. Swon
Title: President